UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 12, 2019

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-14893	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

São Palo, Brazil. August 12, 2019 – Research Frontiers Inc. (Nasdaq: REFR) and Israel-based material science company Gauzy Ltd. joined SER Company at a ceremony today in São Paulo, Brazil to commemorate SER becoming a licensee of Research Frontiers to produce SPD-SmartGlass for the Brazilian market with SPD light-control film manufactured by Gauzy. The parties also announced today that SER has placed one of the largest known initial orders for SPD light-control film to date. All SPD film used to create LCG® (light control glass) for SER will be produced by Gauzy in Germany with monthly shipments beginning next month.

(From right) Gauzy CEO Eyal Peso, SER Company CEO Fabio Santos, Research Frontiers CEO Joe Harary, and Gauzy Vice President of Sales Dan Schechter, at SER Company to commemorate SER becoming licensed for SPD-SmartGlass automotive and architectural variable tint smart windows for Brazil.

SPD-Smart light control film, invented and patented by Research Frontiers, is a key component in SPD-SmartGlass products. This film, using specially engineered nanoparticles, allows users to instantly, precisely and uniformly control the shading of glass or plastic products, either manually or automatically. Products using Research Frontiers’ smart glass technology are being used in tens of thousands of cars, aircraft, yachts, trains, homes, offices, museums and other buildings.

Fabio Santos, President and CEO of SER, noted: “SER has brought many high-quality products to our customers in Brazil and Latin America, especially in the aftermarket for armored glass for automotive applications, and has now entered the architectural market. We specialize in high-quality, high-end products for the most discerning customers. SPD-SmartGlass offers the innovation and performance that our customers demand, and can increase the functionality of armored glass by reducing noise and temperatures inside the vehicle by up to 10ºC, and increasing both comfort and security. Demand is quite high and we currently have a six month backlog of orders for our armored glass and we will be incorporating the SPD functionality right away in the glass we are producing for our best customers. We also plan to quickly expand into other markets and product areas for SPD-SmartGlass.”

Gauzy announced in February that it was building a new state-of-the-art factory line in Stuttgart Germany to produce SPD light-control film for the entire industry. This factory has the capacity to produce 1 million square meters of SPD film annually. SER is one of the first customers to receive Gauzy’s German-made SPD film, and to become an SPD Certified Partner of Gauzy’s, as part of its Partnership Program for glass fabricators worldwide.

Eyal Peso, President and CEO of Gauzy Ltd. noted: “Our core business philosophy is to work with the finest glass fabricators in the world, with a commitment to providing them with the best materials and training. SER successfully completed our robust training program and became a certified laminator for our high-performing films. We are proud to align with this industry leader, and see Gauzy’s LCG® (Light Control Glass) technology integrated into SER’s expanding product line. We look forward to many successes between SER, Gauzy, and Research Frontiers

Joseph M. Harary, President and CEO of Research Frontiers added: “We are quite enthusiastic about the high sales volumes from this relationship between SER and Gauzy, as well as the focused use of SPD-SmartGlass in the Brazilian market. Armored glass is prevalent here in Brazil, and the use of SPD-SmartGlass technology will enhance the security of vehicles and their occupants by adding tinting that blocks over 99.5% of light instantly and on demand, reduces heat, and provides unprecedented control, and better acoustics and privacy inside the vehicle.”

The markets for SPD-Smart film are already well-established. Research Frontiers has licensed over 40 chemical, film, and glass companies which are selling products for the automotive, aircraft, marine, train, museum, train and consumer electronics industries. Gauzy’s established and growing network of over 55 glass fabricators worldwide brings additional synergies, infrastructure, and growth opportunities to the smart glass industry.

Research Frontiers patented SPD-SmartGlass technology is the same best-selling smart window technology that can be found on various car models from Daimler, McLaren Automotive, and other auto makers. The MAGIC SKY CONTROL feature, which is now in use on tens of thousands of Mercedes-Benz SLs, SLC/SLKs, Maybach and S-Class models around the world, and more recently on four announced McLaren models, uses patented SPD-SmartGlass technology developed by Research Frontiers to turn the roof transparent by electrically aligning tiny particles in a thin film within the glass. With the touch of a button, drivers and passengers can instantly change the tint of their roof to help keep out harsh sunlight and heat, and create an open-air feeling even when the sunroof is closed. Glass or plastic using Research Frontiers’ patented SPD-SmartGlass technology effectively blocks UV and infrared rays in both clear and darkly tinted modes, helping keep the cabin cooler, and protecting passengers and interiors while also enhancing security inside the vehicle. These benefits become even more important when a car uses large surface areas of glass, especially in warm climates.

Some of the other benefits of SPD-SmartGlass include significant heat reduction inside the vehicle (by up to 18ºF/10ºC), UV protection, glare control, reduced noise and reduced fuel consumption. Independent calculations also show that use of SPD-SmartGlass can reduce CO2 emissions by four grams per kilometer, and increase the driving range of electric vehicles by approximately 5.5 percent.

Shortly after its introduction into serial production in the automotive industry, SPD-SmartGlass has become standard equipment on many different aircraft, and is also used in residential and commercial architectural applications, in trains, yachts and other marine vehicles, in display applications, and to protect light-sensitive artwork and documents in major museums around the world.

Gauzy is currently focused on LCG® (Light Control Glass) technology, including Liquid Crystal formulations and SPD-SmartGlass emulsions. The company has a dedicated R&D team that focuses on each technology, multiple laboratories, and two on-site production lines with custom machinery for high quality products with on time delivery in Tel Aviv, Israel and Germany. Through strategic partnerships with certified partners, Gauzy’s distribution network ranges over 40 countries. Gauzy’s technology offers diverse applications to the glass industry including solar/energy control, shading, privacy, and transparent displays. Gauzy LCG® is featured in notable projects worldwide, including automotive collaborations with leading OEMs and Tier 1 suppliers, hotels, corporate offices, luxury residences, retail chains and consumer electronics.

About SER Company

SER Company is a Brazilian leader in the development of technologies and solutions for ballistic cars in the protection and security sector. From transparent to opaque parts, its unique technologies allow the final customers to enjoy a 10-year warranty, which is a unique offering in this market. Always innovating, SER has just become Toyota of Brazil’s official supplier for the ballistic car protection market. The company is located in a 11 thousand square meter facility in São Bernardo do Campo – SP strategically near the Brazilian facilities for major automotive manufacturers such as Toyota, Ford, G.M, Volkswagen, Mercedes, Scania and others.

About Gauzy Ltd.

Gauzy is a world leader and vendor of material science and nanotechnology, focused on the research, development, manufacturing, and marketing of technologies which are embedded into and onto raw materials. Amongst Gauzy’s core areas of expertise are Liquid Crystals and SPD, which are used to produce LCG® (Light Control Glass). The company is headquartered in Tel Aviv Israel, with additional offices in Germany, China and multiple US cities.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated August 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
	By:	Seth L. Van Voorhees
	Title:	CFO and VP, Business Development

Dated: August 12, 2019